Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Liberty Global Ltd. (the Company), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-K/A for the year ended December 31, 2023 (the Form 10-K/A) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2023 and December 31, 2022, and for the years ended December 31, 2023, 2022 and 2021.

Dated:	March 26, 2024	/s/ MICHAEL T. FRIES
Michael T. Fries
President and Chief Executive Officer

Dated:	March 26, 2024	/s/ CHARLES H.R. BRACKEN
Charles H.R. Bracken
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.